Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-118073 of our report dated March 28, 2005, which includes an unqualified opinion and an explanatory paragraph for the restatement discussed in footnote 20 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Princeton, New Jersey

May 2, 2005